Exhibit 99.1

Microbot Medical Secures Patent Allowance in China; Third Global

Jurisdiction in 2021 to Recognize Novelty of ‘One & Done’ Technology

HINGHAM, Mass., June 29, 2021, – Microbot Medical Inc. (Nasdaq: MBOT), announced that China has become the latest global jurisdiction to issue a Notice of Allowance (NOA) for the Company’s innovative ‘One & Done’ guidewire technology, joining the European Union along with those received earlier this year from Japan and Israel. Globally, the Company now holds a total of 44 patents issued/allowed and 24 pending patent applications.

“This latest patent allowance will expand protection of our One & Done technology, while we pursue solutions that provide better patient outcomes and healthcare economics,” commented Harel Gadot, CEO, President and Chairman. “We secured three patents in the last year that we believe have strengthened our place in large addressable markets, and we intend to continue to strategically pursue more jurisdictions to create further barriers for entry to fortify our competitive advantage.”

The allowed claims cover a double guidewire comprising a first hollow guidewire (outer tube) and a second guidewire (inner tube), each of the first and second guidewire is pre-shaped to impart a lateral deflection to its distal portion. An adjuster mechanism is operable to displace the inner tube longitudinally relative to the outer tube between at least three states. Each such state displaces the deflection of the outer and the deflection of the inner tube relative to each other, thereby adjusting the properties of curvature and stiffness of the distal portion of the entire double guidewire.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754